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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 333-61101, as amended; and No. 333-35051 on Form S-3 of Hearst-Argyle Television, Inc. and in Registration Statement No. 333-35043 on Form S-8 of Hearst-Argyle Television, Inc. of our report dated February 25, 2000 (March 17, 2000 as to Note 19), appearing in this Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 1999.

  We also consent to the reference to us under the heading "Experts" in Registration Statements No. 333-61101, as amended; and No. 333-35051 on Form S-3.

/S/ DELOITTE & TOUCHE LLP
New York, New York
March 30, 2000